GUARANTY

                                       BY

                                  SEITEL, INC.

                                  IN FAVOR OF

                     BANK ONE, TEXAS, NATIONAL ASSOCIATION,
                                INDIVIDUALLY AND
                                    AS AGENT



                                      AND


                             COMPASS BANK-HOUSTON,
                                   AS A BANK


                                 June 14, 1995





                                CREDIT FACILITY
                                       TO
                                DDD ENERGY, INC.

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                               TABLE OF CONTENTS

ARTICLE I   DEFINITIONS AND INTERPRETATION..................................  1
            1.01   Terms Defined Above......................................  1
            1.02   Terms Defined in Credit Agreement........................  1
            1.03   Additional Defined Term..................................  2
            1.04   Other Definitional Provisions............................  2

ARTICLE II  GUARANTY........................................................  2
            2.01   Guaranty.................................................  2
            2.02   Absolute, Complete and Continuing Guaranty...............  2
            2.03   Liability Not Impaired...................................  3
            2.04   Primary Liability........................................  3
            2.05   Security; Additional Guarantees..........................  3
            2.06   Waivers..................................................  3
            2.07   Pursuit of Remedies; Subrogation.........................  4
            2.08   Status of Borrower.......................................  4
            2.09   Independent Review; Solvency.............................  5
            2.10   Enforcement Costs........................................  5
            2.11   Termination of Guaranty..................................  5

ARTICLE III REPRESENTATIONS AND WARRANTIES..................................  6
            3.01   Due Authorization........................................  6
            3.02   Corporate Existence......................................  6
            3.03   Valid and Binding Obligations............................  6

ARTICLE IV  AFFIRMATIVE COVENANTS...........................................  6
            4.01   Maintenance and Access to Records........................  6
            4.02   Additional Information...................................  7
            4.03   Maintenance of Corporate Existence and Good Standing.....  7
            4.04   Compliance with Laws and Payment of Taxes................  7
            4.05   Further Assurances.......................................  7

ARTICLE V   MISCELLANEOUS...................................................  7
            5.01   Notices and Other Communications.........................  7
            5.02   Parties in Interest......................................  8
            5.03   Rights of Third Parties..................................  8
            5.04   No Waiver; Rights Cumulative.............................  8
            5.05   Survival Upon Unenforceability...........................  8
            5.06   Amendments; Waivers......................................  9
            5.07   Review of Guaranty.......................................  9
            5.08   Payments.................................................  9
            5.09   GOVERNING LAW............................................  9
            5.10   JURISDICTION AND VENUE...................................  9
            5.11   WAIVER OF RIGHTS TO JURY TRIAL...........................  9
            5.12   ENTIRE AGREEMENT......................................... 10

                                    GUARANTY


          This GUARANTY dated as of June 14, 1995, is by SEITEL, INC., a Delaware corporation (the "Guarantor") in favor of BANK ONE, TEXAS, NATIONAL ASSOCIATION, a national banking association ("Bank One"), Individually and as Agent for the Banks signatory to the Credit Agreement (as such term is defined below) which is as of this date COMPASS BANK-HOUSTON, a banking association ("Compass"), from time to time (together with their respective successors and assigns, the "Banks"), and Bank One, as agent for the Banks pursuant to the Credit Agreement (in such capacity, together with its successors in such capacity pursuant to the terms of the Credit Agreement, the "Agent").


                             W I T N E S S E T H :

          WHEREAS, pursuant to the terms and conditions of the Credit Agreement dated of even date herewith, by and between DDD Energy, Inc., a Delaware corporation (the "Borrower"), the Agent, and the Banks (as such agreement may be amended, restated, or supplemented from time to time, the "Credit Agreement"), the Banks have agreed to extend credit to or for the benefit of the Borrower;

          WHEREAS, the Guarantor, as the sole shareholder of the Borrower, will derive substantial direct and indirect benefits from the extension of credit to the Borrower pursuant to the Credit Agreement; and

          WHEREAS, pursuant to the Credit Agreement and as an inducement to the Banks to extend credit to the account of the Borrower pursuant to the Credit Agreement, the Guarantor has agreed to execute this Guaranty in favor of the Agent and the Banks;

          NOW, THEREFORE, for and in consideration of the premises and the extension of credit by the Banks to the Borrower pursuant to the Credit Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I

                         DEFINITIONS AND INTERPRETATION

          1.01 Terms Defined Above. As used in this Guaranty, each of the terms "Agent," "Banks", "Bank One," "Borrower," "Compass", "Credit Agreement," and "Guarantor," shall have the meaning indicated above.

          1.02 Terms Defined in Credit Agreement. Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement.

          1.03 Additional Defined Term. As used in this Guaranty, the term "Guaranteed Indebtedness" shall mean the indebtedness and other obligations as to which payment is guaranteed by the Guarantor hereunder pursuant to Section 2.01.

          1.04 Other Definitional Provisions. (a) The words "hereby," "herein," "hereinafter," "hereinabove," "hereinbelow," "hereof," "hereunder," and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular Article, Section or provision of this Guaranty.

          (b) Section and subsection references are to such Sections and subsections to this Guaranty unless otherwise specified.

          (c) As used herein and in any certificate or other document made or delivered pursuant hereto, accounting and financial terms not otherwise defined shall be defined according to GAAP.


                                   ARTICLE II

                                    GUARANTY

          2.01 Guaranty. The Guarantor unconditionally guarantees to the Agent and the Banks the prompt payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations.

          2.02 Absolute, Complete and Continuing Guaranty. This is an absolute, complete and continuing Guaranty, and no notice of the Obligations, the making of any Loans or any extension of credit now or hereafter contracted by or extended to the Borrower need be given to the Guarantor. The grant of any Liens by the Guarantor shall not in anyway limit or be construed as limiting the Agent and Banks to collect payment of any liability of the Guarantor incurred hereby from the Collateral, but it is expressly understood and provided that the liability of the Guarantor hereunder shall constitute the absolute and unconditional obligation of the Guarantor. The Borrower and the Banks may, in accordance with the terms of the Credit Agreement, rearrange, extend and/or renew all or any portion of the Obligations without notice to the Guarantor; and in such event, the Guarantor shall remain fully bound hereunder for payment of the Guaranteed Indebtedness. The obligations of the Guarantor hereunder shall not be released, impaired or diminished by any amendment, modification or alteration of any Loan Document, except as may be expressly provided in any such amendment, modification or alteration. The Guarantor shall remain liable under this Guaranty regardless of whether the Borrower or any other guarantor be found not liable on all or any part of the Obligations for any reason, including,without limitation, insanity, minority, disability, bankruptcy, insolvency, death or corporate dissolution, even though rendering all or any part of the Obligations void, unenforceable or uncollectible as against the Borrower or any other guarantor. This Guaranty shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Indebtedness made during the term of this Guaranty is rescinded or must otherwise be returned by the Agent or the Banks upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made and will, thereupon, guarantee payment of such amount as to which refund or restitution has been made, together with interest accruing thereon subsequent to the date of refund or restitution at the applicable rate under the Credit Agreement and collection costs and fees (including, without limitation, reasonable attorneys' fees) applicable thereto.

          2.03 Liability Not Impaired. The liabilities and obligations of the Guarantor hereunder shall not be affected or impaired by (a) the failure of the Agent, the Banks, or any other Person to exercise diligence or other than reasonable care in the preservation, protection or other handling or treatment of all or any part of the Collateral, (b) the failure of any Lien intended to be granted or created to secure all or any part of the Obligations to be properly perfected or created or the unenforceability of any Lien for any other reason, or (c) the subordination of any such Lien to any other Lien.

          2.04 Primary Liability. The liability of the Guarantor for the payment of the Guaranteed Indebtedness shall be primary and not secondary.

          2.05 Security; Additional Guarantees. The Guarantor authorizes the Agent and the Banks, without notice to or demand upon the Guarantor and without affecting the liability of the Guarantor hereunder, (a) to take and hold security voluntarily provided by any Person as security for the payment of all or any portion of the Guaranteed Indebtedness and the other Obligations, and to exchange, enforce, waive and/or release any such security; (b) to apply such security and direct the order or manner of sale thereof as the Agent and/or the Banks in their discretion may determine; and (c) to obtain a guaranty of all or any portion of the Guaranteed Indebtedness and the other Obligations from any one or more other Persons and to enforce, waive, rearrange, modify, limit or release at any time or times such other Persons from their obligations under such guaranties, whether with or without consideration.

          2.06 Waivers. The Guarantor waives any right to require the Agent or the Banks to (a) proceed against the Borrower or make any effort at the collection of the Guaranteed Indebtedness or any other Obligations from the Borrower or any other guarantor or

Person liable for all or any part of the Guaranteed Indebtedness or other Obligations, (b) proceed against or exhaust any collateral securing the Guaranteed Indebtedness or other Obligations, or (c) pursue any other remedy in the power of the Agent or the Banks. The Guarantor further waives any and all rights and remedies of suretyship, including, without limitation, those it may have or be able to assert by reason of the provisions of Chapter 34 of the Texas Business and Commerce Code (other than Section 34.04). The Guarantor waives any defense arising by reason of any disability, lack of corporate authority or power or other defense of the Borrower or any other guarantor of all or any part of the Obligations. Except as otherwise provided in the Credit Agreement, the Guarantor expressly waives all notices of any kind, presentment for payment, demand for payment, protest, notice of protest, notice of intent to accelerate maturity, notice of acceleration of maturity, dishonor, diligence, notice of any amendment of any Loan Document, notice of any adverse change in the financial condition of the Borrower, notice of any adjustment, indulgence, forbearance or compromise that might be granted or given by the Agent or the Banks to the Borrower, and notice of acceptance of this Guaranty, acceptance on the part of the Agent or the Banks being conclusively presumed by its request for this Guaranty and the delivery of this Guaranty to the Agent and the Banks. The liability and obligations of the Guarantor hereunder shall not be affected or impaired by any action or inaction by the Agent or the Banks in regard to any matter waived or notice of which is waived by the Guarantor in this paragraph or in any other paragraph of this Guaranty.

          2.07 Pursuit of Remedies; Subrogation. The Agent may pursue any remedy without altering the obligations of the Guarantor hereunder and without liability to the Guarantor, even though the pursuit of such remedy may result in the loss by the Guarantor of rights of subrogation or to proceed against others for reimbursement or contribution or any other right. In no event shall any payment by the Guarantor entitle it, by subrogation or otherwise, to any rights against the Borrower or to participate in any security now or hereafter held by the Agent or the Banks prior to the payment in full of all Obligations and, in any event, not until 367 days after the making of any payment and/or the granting of any Lien to secure all or any part of the Obligations by the Borrower or any other guarantor of all or any part of the Obligations.

          2.08 Status of Borrower. Should the status of the Borrower change in any way, as a result of reorganization or dissolution, any sale, lease or transfer of any or all of the assets of the Borrower, any change in the shareholders, partners or members of any Borrower or otherwise, this Guaranty shall continue and shall cover the Guaranteed Indebtedness under the new status. This Section shall not, however, be construed to authorize any action by the Borrower otherwise prohibited under the Credit Agreement or any other Loan Document.

          2.09 Independent Review; Solvency. The Guarantor is familiar with and has independently reviewed the books and records regarding the financial condition of the Borrower and is familiar with the value of any and all property intended as Collateral; however, the Guarantor is not relying on such financial condition or such Collateral as an inducement to enter into this Guaranty. The Guarantor acknowledges that it is not relying on any representations (oral or otherwise) of the Agent, the Banks or any other Person except as may be expressly described in this Guaranty. As of the date hereof, and after giving effect to this Guaranty and the contingent obligations evidenced hereby, the Guarantor is and will be solvent, and has and will have assets and property which, valued fairly, exceed the obligations, debts and liabilities of the Guarantor, and has and will have assets and property in the State of Texas sufficient to satisfy, repay and discharge the same. In the event of the insolvency of the Guarantor, the Agent and the Banks shall have the option to declare the Guaranteed Indebtedness immediately due and payable from the Guarantor.

          2.10 Enforcement Costs. If the Guaranteed Indebtedness is not paid by the Guarantor when due, as required herein, and this Guaranty is placed in the hands of an attorney for collection or is enforced by suit or through probate or bankruptcy court or through any other judicial proceedings, the Guarantor shall pay to the Agent for the benefit of the Banks an amount equal to the reasonable attorneys' fees and collection costs incurred by the Agent or the Banks in the collection of the Guaranteed Indebtedness.

          2.11 Termination of Guaranty. This Guaranty shall terminate when the RedmanSmackover Joint Venture properties constitute 10% or less of the Borrowing Base.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

          To induce the Agent and the Banks to enter into the Credit Agreement and to make Loans to or for the benefit of the Borrower, the Guarantor represents and warrants to the Agent and the Banks (which representations and warranties shall survive the delivery of this Guaranty and the other Loan Documents) that:

          3.01 Due Authorization. The execution and delivery by the Guarantor of this Guaranty and the performance of all obligations of the Guarantor hereunder are within the power of the Guarantor, have been duly authorized by all necessary corporate action, do not and will not require the consent of any Governmental Authority and do not and will not (a) contravene or conflict with any provision of law or the charter or bylaws of the Guarantor, (b) contravene or conflict with any indenture, instrument or other agreement to which the Guarantor is a party or by which any Property of the Guarantor may be presently bound or encumbered, or (c) result in or require the creation or imposition of any Lien in, upon or of any Property of the Guarantor under any such indenture, instrument or other agreement, other than the Loan Documents.

          3.02 Corporate Existence. The Guarantor is a corporation duly organized, legally existing and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation and is in good standing in all jurisdictions wherein the ownership of Property or the operation of its business necessitates same, other than those jurisdictions wherein the failure to so qualify will not have a Material Adverse Effect.

          3.03 Valid and Binding Obligations. This Guaranty, when duly executed and delivered by the Guarantor, will be the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms.


                                   ARTICLE IV

                             AFFIRMATIVE COVENANTS

          Unless agreed in writing by the Agent and the Banks to the contrary, the Guarantor covenants, so long as any Obligation remains outstanding or unpaid or any Commitment exists and until this Guaranty has been terminated pursuant to the terms hereof, to:

          4.01 Maintenance and Access to Records. Keep adequate records, in accordance with GAAP, of all its transactions so that at any time, and from time to time, its true and complete financial condition may be readily determined, and upon 3 Business Days' prior written request of the Agent or the Banks, prior to the occurrence of an Event of Default and without notice, if after the occurrence of an Event of Default, make such records available for inspection by the Agent or the Banks during normal business hours and, at the expense of the Guarantor, allow the Agent or the Banks to make and take away copies thereof.

          4.02 Additional Information. Furnish to the Agent and each Bank, promptly upon the request of the Agent or the Banks, such additional financial or other information concerning the assets, liabilities, operations and transactions of the Guarantor as the Agent or the Banks may from time to time request.

          4.03 Maintenance of Corporate Existence and Good Standing. Maintain its corporate existence or qualification and good standing in its jurisdiction of incorporation and in all jurisdictions wherein the Property now owned or hereafter acquired or business now or hereafter conducted necessitates same, unless the failure to do so would not have a Material Adverse Effect.

          4.04 Compliance with Laws and Payment of Taxes. Comply with all Laws, and pay all Taxes and other claims, which, if unpaid, might become a Lien against its Property, except any of the foregoing being Contested in Good Faith.

          4.05 Further Assurances. Promptly cure any defects in the execution and delivery of any of the Loan Documents executed by the Guarantor and execute, acknowledge and deliver such other assurances and instruments as shall, in the opinion of the Agent or the Banks, be necessary to fulfill the terms of the Loan Documents executed by the Guarantor.


                                   ARTICLE V

                                 MISCELLANEOUS

          5.01 Notices and Other Communications. Except as to verbal notices expressly authorized herein, which verbal notices shall be confirmed in writing, all notices, requests and communications hereunder shall be in writing (including by telecopy). Unless otherwise expressly provided herein, any such notice, request, demand or other communication shall be deemed to have been duly given or made when delivered by hand, or, in the case of delivery by mail, deposited in the mail, certified mail, return receipt requested, postage prepaid, or, in the case of telecopy notice, when receipt thereof is acknowledged orally, addressed as follows:

                  (a)      if to the Agent, to:

                           BANK ONE, TEXAS, NATIONAL ASSOCIATION
                           910 Travis
                           Houston, Texas 77002

                           Attention: Damien G. Meiburger
                           Telecopy:  (713) 751-3544

         with a copy to:

                           COMPASS BANK-HOUSTON
                           24 Greenway Plaza, Suite 1401
                           Houston, Texas 77046
                           Attention:  Energy Lending
                           Telecopy: (713) 968-8222

                  (b)      if to the Guarantor, to:

                           SEITEL, INC.
                           50 Briar Hollow Lane West
                           7th Floor
                           Houston, Texas  77027
                           Attention:  Ms. Debra D. Valice
                           Vice President-Finance
                           Telecopy:   (713) 627-2319

          Any party may, by proper written notice hereunder to the others, change the individuals or addresses to which such notices to it shall thereafter be sent.

          5.02 Parties in Interest. This Guaranty shall be binding upon and inure to the benefit of the Guarantor, the Agent and the Banks, as the case may be, and their respective legal representatives, successors, and assigns.

          5.03 Rights of Third Parties. Except as expressly provided in this Section, all provisions herein are imposed solely and exclusively for the benefit of the Agent and the Banks. No other Person shall have any right, benefit, priority or interest hereunder or as a result hereof or have standing to require satisfaction of provisions hereof in accordance with their terms, and any or all of such provisions may be freely waived in whole or in part by the Agent and the Banks at any time if in their sole discretion they deem it advisable to do so.

          5.04 No Waiver; Rights Cumulative. No course of dealing on the part of the Agent or the Banks, their officers or employees, nor any failure or delay by the Agent or the Banks with respect to exercising any of its rights under any Loan Document shall operate as a waiver thereof. The rights of the Agent and the Banks under the Loan Documents shall be cumulative and the exercise or partial exercise of any such right shall not preclude the exercise of any other right.

          5.05 Survival Upon Unenforceability. In the event any one or more of the provisions contained in any of the Loan Documents or in any other instrument referred to herein or executed in connection with the Guaranteed Indebtedness or the Obligations shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of any Loan Document or of any other instrument referred to herein or executed in connection with such Guaranteed Indebtedness or the Obligations.

          5.06 Amendments; Waivers. Neither this Guaranty nor any provision hereof may be amended, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the amendment, waiver, discharge, or termination is sought.

          5.07 Review of Guaranty. This Guaranty was reviewed by the Guarantor, and the Guarantor acknowledges and agrees that it understands fully all of the terms of this Guaranty and the consequences and implications of its execution of this Guaranty and has been afforded an opportunity to have this Guaranty reviewed by an attorney and such other Persons as desired and to discuss the terms, consequences, and implications of this Guaranty with such attorney and other Persons.

          5.08 Payments. All amounts becoming payable by the Guarantor under this Guaranty shall be payable to the Agent for the benefit of the Banks at the address of the Agent set forth hereinabove.

          5.09 GOVERNING LAW. THIS GUARANTY SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW, PROVIDED, HOWEVER, THAT VERNON'S TEXAS CIVIL STATUTES, ARTICLE 5069, CHAPTER 15 (WHICH REGULATES CERTAIN REVOLVING CREDIT LOAN ACCOUNTS AND REVOLVING TRI-PARTY ACCOUNTS) SHALL NOT APPLY.

          5.10 JURISDICTION AND VENUE. ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO, OR FROM THIS GUARANTY OR ANY OTHER LOAN DOCUMENT TO WHICH THE GUARANTOR IS A PARTY MAY BE LITIGATED, AT THE SOLE DISCRETION AND ELECTION OF THE BANKS, IN COURTS HAVING SITUS IN HOUSTON, HARRIS COUNTY, TEXAS. THE GUARANTOR HEREBY SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE, OR FEDERAL COURT LOCATED IN HOUSTON, HARRIS COUNTY, TEXAS, AND HEREBY WAIVES ANY RIGHTS IT MAY HAVE TO TRANSFER OR CHANGE THE JURISDICTION OR VENUE OF ANY LITIGATION BROUGHT AGAINST IT BY THE AGENT OR THE BANKS IN ACCORDANCE WITH THIS SECTION.

          5.11 WAIVER OF RIGHTS TO JURY TRIAL. THE GUARANTOR, THE AGENT, AND THE BANKS HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY, AND UNCONDITIONALLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, COUNTERCLAIM, OR OTHER LITIGATION

THAT RELATES TO OR ARISES OUT OF ANY OF THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE ACTS OR OMISSIONS OF THE AGENT OR THE BANKS IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR OTHERWISE WITH RESPECT THERETO. THE PROVISIONS OF THIS SECTION ARE A MATERIAL INDUCEMENT FOR THE AGENT AND THE BANKS ENTERING INTO THE CREDIT AGREEMENT.

          5.12 ENTIRE AGREEMENT. THIS GUARANTY CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF AND SHALL SUPERSEDE ANY PRIOR AGREEMENTS, WHETHER WRITTEN OR ORAL, BETWEEN THE PARTIES HERETO RELATING TO THE SUBJECT HEREOF. FURTHERMORE, IN THIS REGARD, THIS GUARANTY AND THE OTHER WRITTEN LOAN DOCUMENTS REPRESENT, COLLECTIVELY, THE FINAL AGREEMENT AMONG THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG SUCH PARTIES.

          IN WITNESS WHEREOF, this Guaranty is executed as of the date first above written.

                                      SEITEL, INC.


                                      By: /s/ Debra D. Valice
                                         ----------------------------
                                         Debra D. Valice
                                         Vice President-Finance

                                      BANK ONE, TEXAS, NATIONAL
                                      ASSOCIATION, AS AGENT AND AS A BANK

                                      By: /s/ Damien G. Meiburger
                                         ----------------------------
                                         Damien G. Meiburger
                                         Senior Vice President

                                      COMPASS BANK-HOUSTON,
                                      AS A BANK

                                      By: /s/ Kathleen J. Bowen
                                         ----------------------------
                                         Kathleen J. Bowen
                                         Vice President